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                                                                    EXHIBIT 99.1

                                                                    NEWS

                                                For further information, contact
                                                Jack B. Lay
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (636) 736-7439

FOR IMMEDIATE RELEASE

          REINSURANCE GROUP OF AMERICA REPORTS ADVERSE EARNINGS EFFECT
                         OF HIGH CLAIMS LEVELS IN U.S.


         ST. LOUIS, January 17, 2002 - Reinsurance Group of America, Incorporated (NYSE:RGA) reported today that fourth-quarter operating earnings will fall significantly short of comparable prior-year levels, primarily due to high claims levels in its U.S. operating segment, lower returns on its investment portfolio, and the previously announced reserve additions for its Argentine pension business.

         Based upon its preliminary review of the fourth-quarter operating results, the company expects to report operating results, which exclude the effect of capital gains and losses and discontinued operations, in the range of $0.01 to $0.05 per share, compared to $0.72 per share in the comparable quarter last year. Including the effect of capital gains and losses and discontinued operations, the company expects to report a net loss of $0.55 to $0.59 per share compared to net income of $0.19 per share in the prior-year fourth quarter. While the majority of the operating earnings shortfall relates to $35 million, pretax, or $0.45 per share, after tax, of reserve additions attributable to the Argentine pension situation, preliminary estimates show claims in the U.S. operating segment will exceed the expected claims level by $15-$20 million, pretax, or between $0.19 and $0.25 per share, after tax. The company's first quarter 2001 results were also affected by unexpectedly high claims levels, so the full-year results will reflect a significant negative impact from higher-than-expected claims levels. The continuation of lower investment yields resulted in lower investment portfolio returns for 2001. Those lower investment yields are expected to adversely affect the fourth-quarter results by approximately $4 million, pretax, or $0.05 per share, after tax, when compared to the prior-year fourth quarter.

         A. Greig Woodring, president and chief executive officer, commented, "We are especially disappointed by the level of claims received within our U.S. operating segment in the fourth quarter, particularly late in December. While mortality fluctuations over short periods are part of our business, the fact that we had two difficult quarters this year was unexpected. Because of the long-term nature of our business, and the dynamics of estimating mortality flows over extended periods of time, it is always difficult to predict longer-term margins or earnings growth rates with any degree of precision. We are conducting a thorough review of the business generating these claims levels to identify any particular trends and give us a better insight on the recent claims experience and any potential impact on our longer-term expectations."

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         The company also expects to report approximately $33 million, pretax, of net capital losses for the quarter. Included in that amount is $11 million of capital losses relating to liquidation of Argentine securities, $4 million of which originally backed the company's pension portfolio and $7 million of which relate to portfolio activity in the company's Argentine life insurance subsidiary. RGA also wrote down approximately $17 million in its collateralized bond obligation portfolio to reflect declines in value of those securities, and sustained losses of $9 million on its holdings of Enron-related securities.

         A conference call to discuss items reported herein is scheduled at 9:00 a.m. Eastern Time on Friday, January 18. Interested parties may access the call by dialing 1-800-310-1961. The access code is 771105. Participants are asked to call the assigned number approximately ten minutes before the conference call begins. A live audio webcast of that conference call will be available on RGA's website at www.rgare.com. A replay will be available at the same address for ten days following the conference call.

         RGA is scheduled to report its fourth-quarter results on Thursday, January 24, at approximately 5:00 p.m. Eastern Time. The release will be issued via newswire and will also be available through RGA's website. A conference call is scheduled on Friday, January 25, at 9:00 a.m. Eastern Time. A live audio webcast of that call will be available on the company's website, as will a replay of that call for 10 days thereafter.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies or branch offices in Argentina, Australia, Barbados, Spain, Mexico, Hong Kong, Japan, Taiwan, South Africa, and the United Kingdom. Worldwide, the Company has approximately $586 billion of life reinsurance in force, and assets of $6.5 billion. Metropolitan Life Insurance Company is the beneficial owner of approximately 58 percent of RGA's outstanding shares.

Forward-Looking Statements

         This news release is based on preliminary financial results, which are subject to further review and adjustment. Statements in this press release regarding our business which are not historical facts, including, without limitation, statements and information relating to our future financial performance, growth rates and potential, increases in premiums, the effect of mortality rates and experience, claims levels, our views on the life reinsurance industry and other statements related to our business are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

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         Numerous factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) material changes in mortality and claims experience, (2) market conditions and the timing of sales of investment securities, (3) competitive factors and competitors' responses to our initiatives, (4) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (5) changes in the financial strength and credit ratings of RGA and its subsidiaries and of Metropolitan Life Insurance Company ("MetLife"), General American Life Insurance Company ("General American"), and their respective affiliates, and the effect of such changes on our future results of operations and financial condition, (6) fluctuations in U.S. and foreign currency exchange rates, interest rates, and securities and real estate markets, (7) the stability of governments and economies in the markets in which we operate, (8) the success of our clients, (9) successful execution of our entry into new markets, (10) successful development and introduction of new products, (11) regulatory action that may be taken by state Departments of Insurance with respect to MetLife, General American, or RGA and its subsidiaries, (12) changes in laws, regulations, and accounting standards applicable to us and our subsidiaries, and (13) other risks and uncertainties described in our Annual Report and in our other filings with the Securities and Exchange Commission.

         You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.


         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and the cautionary statements described in the periodic reports we file with the Securities and Exchange Commission. For a discussion of these risks and uncertainties, which could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to consult the sections named "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" contained in our prospectus dated December 3, 2001, filed with our prospectus supplements, each dated December 12, 2001 and filed with the Securities and Exchange Commission, which discussions are incorporated by reference into this document.

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